Exhibit 21.1

Hub International Limited
Subsidiaries as of 12/31/02

798676 Alberta Ltd.	Alberta, Canada
805977 Alberta Ltd.	Alberta, Canada
Advanced Benefit Resources Corp.	Delaware
American Coverage Administrators, Inc.	Delaware
Barton Insurance Brokers Ltd.	British Columbia, Canada
Beacon Underwriting Ltd.	British Columbia, Canada
Blais Assurance & Gestion de Risques Inc.	Quebec, Canada
Brentwood Insurance Agencies Ltd.	British Columbia, Canada
Brokerage Underwriting Services Inc.	Ontario, Canada
Bru Agencies Ltd.	Alberta, Canada
Burnham Insurance Center LLC	Michigan
Burnham Insurance Group, Inc.	Michigan
Burnham Stewart Reinsurance Ltd.	Turks & Caicos
C.J. McCarthy Insurance Agency, Inc	Massachusetts
Claims Administration Corporation	Delaware
Colwood Insurance Services Inc.	British Columbia, Canada
Ernest-Roy Hobbs Inc.	Quebec, Canada
Evans-Bastion Insurance Agencies	British Columbia, Canada
Gifford Associates Insurance Brokers Ltd.	Ontario, Canada
Gulliver Insurance Brokers Ltd.	Ontario, Canada
Halton Caird Life Insurance Agency Ltd.	Ontario, Canada
Halton-Caird Insurance Brokers Limited	Ontario, Canada
Hooper, Hayes & Associates, Inc.	California
HUB 724 Holdings, Inc.	Delaware
HUB 724.com, Inc.	Delaware
Hub Capital Inc.	Ontario, Canada
Hub e-com, Inc.	Delaware
Hub Financial (British Columbia) Inc.	British Columbia, Canada
Hub Financial (Prairies) Inc.	Alberta, Canada
Hub Financial Inc.	Ontario, Canada
Hub Hungary Liquidity Management Limited Liability Company	Hungary
Hub International of California, Inc.	Delaware
Hub International of Indiana Limited	Indiana
Hub U.S. Holdings, Inc.	Delaware
Hubacq Inc.	Ontario, Canada
I.C. Insurance Brokers Limited	Ontario, Canada
Kaye Group Inc.	Delaware
Kaye Insurance Associates, Inc.	Delaware
Keard Insurance Brokers Limited	Ontario, Canada
Mack and Parker, Inc.	Illinois
Martin Assurance & Gestion de Risques Inc.	Quebec, Canada
MBA/BIG Management Partners LLC	Michigan
McIntosh Insurance Services Inc.	British Columbia, Canada
Michigan Banker’s Insurance Center LLC	Michigan
Mitchell McConnell Insurance Ltd.	New Brunswick, Canada
O’Neil & Company Limited	Ontario, Canada
P. Moauro & Associates Inc.	Ontario, Canada

Hub International Limited
Subsidiaries as of 12/31/02

Page Insurance Ltd.	Alberta, Canada
Park Brokerage, Ltd.	Bermuda
Paul Ayotte Insurance Broker Ltd.	Ontario, Canada
Pro-Form Insurance Services Inc.	Ontario, Canada
Program Brokerage Corporation	Delaware
Rose, Horne & Stevenson Insurance Brokers Inc.	Ontario, Canada
Smallwood Insurance Services Ltd.	British Columbia, Canada
Spectrum Financial Services, Inc.	Massachusetts
Tenax Employee Benefits & Consulting Inc.	Ontario, Canada
The Hub Group (Ontario) Inc.	Ontario, Canada
The Hub Group Ontario (2002) Inc.	Ontario, Canada
The Power Group Insurance Brokers Inc.	Ontario, Canada
The Wholesale Insurance Group Inc.	Ontario, Canada
TOS Insurance Services Ltd.	British Columbia, Canada
Warner Associates, Inc.	Alabama